As filed with the Securities and Exchange Commission on August 2, 2006
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Game Technology
(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0173041
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
9295 Prototype Drive
Reno, Nevada 89521
(Address, Including Zip Code, of Principal Executive Offices)

International Game Technology
2002 Stock Incentive Plan
(Full Title of the Plan)

David D. Johnson, Esq.
Executive Vice President, General Counsel and Secretary
International Game Technology
9295 Prototype Drive
Reno, Nevada 89521
(775) 448-7777
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
COPY TO:
J. Jay Herron, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, CA 92660

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title Of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Share	Price	Fee
Common Stock, $0.00015625 par value per share	9,000,000(1) shares	$38.16(2)	$343,440,000(2)	$36,748(2)

(1)	This Registration Statement covers, in addition to the number of shares of International Game Technology, a Nevada corporation (the “Company” or the “Registrant”), common stock, par value $0.00015625 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the International Game Technology 2002 Stock Incentive Plan, as amended (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 31, 2006, as quoted on the New York Stock Exchange.
The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE
     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on June 26, 2002 and March 8, 2005 (Commission File Nos. 333-91198 and 333-123186);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2005, filed with the Commission on December 13, 2005 (Commission File No. 001-10684);

(c)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended December 31, 2005 and March 31, 2006, filed with the Commission on February 3, 2006 and May 5, 2006, respectively (Commission File No. 001-10684);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on December 22, 2005, March 13, 2006, April 5, 2006, June 21, 2006, July 7, 2006 and July 18, 2006 (Commission File No. 001-10684); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on February 16, 1994 (Commission File No. 033-52289), and any other amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel
     The validity of the issuance of Common Stock registered hereby is passed on for the Company by David D. Johnson. Mr. Johnson is the Executive Vice President, General Counsel and Secretary of the Company and is compensated by the Company as an employee. Mr. Johnson owns 22,466 shares of Common Stock and Company stock options to acquire up to an additional 373,000 shares of Common Stock. Mr. Johnson is eligible to participate in the Plan.

Item 8. Exhibits
     See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on August 2, 2006.

INTERNATIONAL GAME TECHNOLOGY
By:	/s/ Maureen T. Mullarkey
Maureen T. Mullarkey
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Thomas J. Matthews and Maureen T. Mullarkey, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Matthews Thomas J. Matthews	Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)	August 2, 2006
/s/ Maureen T. Mullarkey Maureen T. Mullarkey	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 2, 2006

Signature	Title	Date
/s/ Neil Barsky Neil Barsky	Director	August 2, 2006
/s/ Robert A. Bittman Robert A. Bittman	Director	August 2, 2006
/s/ Richard R. Burt Richard R. Burt	Director	August 2, 2006
/s/ Leslie S. Heisz Leslie S. Heisz	Director	August 2, 2006
/s/ Robert A. Mathewson Robert A. Mathewson	Director	August 2, 2006
/s/ Robert Miller Robert Miller	Director	August 2, 2006
/s/ Frederick B. Rentschler Frederick B. Rentschler	Director	August 2, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.	International Game Technology 2002 Stock Incentive Plan, as amended. (Filed as an exhibit to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on January 17, 2006 (Commission File No. 001-10684) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).